Exhibit 10.2
GRANITE RIDGE RESOURCES, INC.
2022 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD

Granite Ridge Resources, Inc. (the “Company”) hereby grants the following performance-based Restricted Stock Units (“Performance Stock Units” or “PSUs”) pursuant to its 2022 Omnibus Incentive Plan (the “Plan”). The terms of the grant are set forth in the attached Performance Stock Unit Award Agreement (the “Agreement”).
NOTICE OF GRANT

Participant:                        [____]

Date of Grant:                    [____]

Target Number of Performance Stock Units:    [____]

Performance Period:     [____]

All vesting is dependent on the Participant continuing to be employed by, or provide services to, the Company, as provided herein, through the end of the Performance Period.
The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.
    Granite Ridge Resources, Inc.

                        By:
                        Title:

I hereby accept the Performance Stock Units described in the Agreement, and I agree to be bound by the terms of the Plan and the Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:

Date:

GRANITE RIDGE RESOURCES, INC.
2022 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
This PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of date set forth on the Notice of Grant attached hereto (the “Date of Grant”), is delivered by Granite Ridge Resources, Inc. (the “Company”) to the individual named on the Notice of Grant attached hereto (the “Participant”).
RECITALS
A.    The Granite Ridge Resources Inc. 2022 Omnibus Incentive Plan (the “Plan”) provides for the grant of stock-based awards with respect to shares of Common Stock of the Company, in accordance with the terms and conditions of the Plan. The Company has decided to make a performance-based Restricted Stock Unit award (“Performance Stock Units” or “PSUs”) as an inducement for the Participant to promote the best interests of the Company and its stockholders.

B.    The terms and conditions of the Performance Stock Units should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. The Plan is administered and interpreted by the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan (the “Committee”). The Committee may delegate authority to one or more subcommittees as it deems appropriate. If a subcommittee is appointed, all references in this Agreement to the “Committee” shall be deemed to refer to the committee. Capitalized terms that are used but not defined herein shall have the respective meanings accorded to such terms in the Plan. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Performance Stock Units. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby awards to the Participant the target number of Performance Stock Units under the Plan as set forth on the Notice of Grant attached hereto (the “Target Award”). The Participant accepts the Performance Stock Units and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the award. Each vested Performance Stock Unit entitles the Participant to receive the one share of Common Stock, as described in Paragraph 2 below. The number of Performance Stock Units that the Participant actually earns for the Performance Period will be determined by the level of achievement of the Performance Goals in accordance with Exhibit A attached hereto.
2.Performance Period. For purposes of this Agreement, the term “Performance Period” shall mean Performance Period set forth on the Notice of Grant.
3.Performance Goals. The number of Performance Stock Units earned by the Participant for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals in accordance with Exhibit A. All determinations of whether Performance Goals have been achieved and the number of Performance Stock Units earned by the Participant shall be made by the Committee in its sole discretion. Promptly following completion of the Performance Period (and no later than March 15 of the year following the last day of the Performance Period), the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of Performance Stock Units that the Participant shall earn, if any, subject to compliance with the requirements of Section 4. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.
4.Vesting of Award/Payment of Shares.
(a)The Performance Stock Units are subject to forfeiture until they vest. Except as otherwise provided herein or in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Performance Stock Units will vest and become nonforfeitable on the last day of the Performance Period, subject to (i) the achievement of the minimum threshold Performance Goals for payout set forth in Exhibit A attached hereto, and (ii) the Participant’s continuous service from the Grant Date through the last day of the Performance Period. The number of Performance Stock Units that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goals set forth in Exhibit A and shall be rounded to the nearest whole Performance Stock Unit.
(b)If, when, and to the extent the Committee determines the number of Performance Stock Units that are earned and such Performance Stock Units vest, the Company will issue to the Participant one share of Company Common Stock for each whole Performance Stock Unit that has vested, subject to satisfaction of the Participant’s tax withholding obligations as described in Section 6 below. In the event that the percentage listed above would result in the vesting of partial shares, the number of Performance Stock Units that vest shall be rounded down to the nearest share. The shares of Common Stock will be issued to the Participant as soon as practicable following the last day of the Performance Period, but in any event no later than March 15 of the year following the year in which the Performance Period ends. The Performance Stock Units shall cease to be outstanding upon such issuance of shares.
(c)In the event the Participant ceases employment with the Company as a result of death or Disability, a number of unvested Performance Stock Units equal to the Target Award shall vest as of the termination date, subject in all cases to Committee discretion. Except as set forth in this Agreement, or unless otherwise stated in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Participant shall forfeit the unvested Performance Stock Units in the event the Participant ceases to be employed by, or provide service to, the Company (or one of its Subsidiaries) as a result of resignation or termination without Cause prior to the last day of the Performance Period.
(d)In the event the Company experiences a Change of Control, and the Participant is terminated by the Company or the surviving or successor entity without Cause within twelve (12) months following the Change of Control, the Participant will be deemed to have earned and vest in the number of Performance Stock Units equal to the greater of (i) the Target Award and (ii) the actual number of Performance Stock Units that would have been vested and earned if the last day of the Performance Period had been the date of the Participant’s termination of employment.
(e)Notwithstanding any provisions of the Plan to the contrary, upon a Change of Control, unless the Performance Stock Units are continued or assumed by the surviving or successor entity or parent thereof on terms identical to the terms set forth herein and such continued or substitute awards are subject to the same Performance Goals, without adjustment, the Participant will be deemed to have earned and vest in the number of Performance Stock Units equal to the greater of (i) the Target Award and (ii) the actual number of Performance Stock Units that would have been vested and earned if the last day of the Performance Period had been the date of the Change of Control. Common Shares equal to the number of Performance Stock Units earned shall be issued and delivered no later than March 15 of the year following the year in which the Change of Control occurs.
(f)For the purposes of this Agreement, “Disability” shall mean any physical or mental impairment which qualifies the Participant for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify the Participant for disability benefits under the Federal Social Security System.
(g)For the purposes of this Agreement, “Cause” shall mean any event which constitutes Cause as defined in the employment agreement, offer letter or other arrangement between the Company and the Participant, or, if no such definition exists, the occurrence of any of the following: (i) the Participant’s convicted of, or pled guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) the willful and continued failure by the Participant to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from any physical or mental condition, whether or not such condition constitutes a Disability); (iii) the willful engaging by the Participant in misconduct that is materially injurious to the Company, monetarily or otherwise; or (iv) the Participant’s breach of any written confidentiality, noncompetition or nonsolicitation agreement between the Participant and the Company.
5.No Stockholder Rights Prior to Settlement; Issuance of Certificates. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock represented by the Performance Stock Units until the date of issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable. Except as otherwise required by the Plan, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date, if any, that shares of Common Stock are issued.
6.Withholding. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld which arise in connection with the Participant’s Performance Stock Units (the “Withholding Taxes”). Additionally, (a) the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Participant’s Performance Stock Units by requiring the Participant to tender a cash payment, and (b) unless otherwise determined by the Board or Committee, the Participant may elect to satisfy all or any portion of the Withholding Taxes obligation by (i) entering into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to sell a portion of the shares to be delivered under the Agreement to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company; or (ii) electing to have shares of Common Stock withheld by the Company from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Performance Stock Units with a fair market value (valued in the manner determined by (or in a manner approved by) the Company) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations up to the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to deliver to the Participant any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to the Participant of Common Stock or it is determined after the delivery of Common Stock to the Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, the Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
7.Adjustments. The provisions of the Plan applicable to adjustments (as described in Section 10 of the Plan) or other corporate transaction, shall apply to the Performance Stock Units. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of the Performance Stock Units where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.
8.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Performance Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the Performance Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
9.No Employment or Other Rights. The grant of the Performance Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company (or any of its Subsidiaries) and shall not interfere in any way with the right of the Company (or any of its Subsidiaries) to terminate the Participant’s employment or service at any time. The right of the Company (or any of its Subsidiaries) to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
10.Delivery Subject to Legal Requirements. The obligation of the Company to deliver stock shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
11.Clawback. In accepting the grant of Performance Stock Units, the Participant agrees to be bound by any clawback policy that the Company may currently have in place or may adopt in the future in order to comply with applicable law or stock exchange rules.
12.Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Performance Stock Units or any right hereunder, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Performance Stock Units by notice to the Participant, and the Performance Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
13.Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
14.Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
15.Section 409A. This Agreement and the Performance Stock Units granted hereunder are intended to fit within the “short-term deferral” exemption from Section 409A of the Code, as set forth in Treasury Regulation Section 1.409A-1(b)(4) or any successor provision, or to comply with, or otherwise be exempt from, Section 409A of the Code. This Agreement and the Performance Stock Units shall be administered, interpreted and construed in a manner consistent with Section 409A of the Code. Each amount payable under this Agreement is designated as a separate identified payment for purposes of Section 409A of the Code.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.
17.Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
18.Committee Authority. By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Award.

EXHIBIT A
PERFORMANCE GOALS